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                                                                     EXHIBIT 8.2



                                                                November 8, 2001



ISPSoft Inc.
661 Shrewsbury Avenue
Shrewsbury, New Jersey 07702
Ladies and Gentlemen:



    We have acted as counsel to ISPSoft Inc., a New Jersey corporation (the 'Company'), in connection with the preparation and execution of the Agreement and Plan of Merger dated as of June 26, 2001 (the 'Merger Agreement'), by and among DSET Corporation, a New Jersey corporation ('Buyer'), DSET Merger Corporation, a New Jersey corporation and wholly owned subsidiary of Buyer ('Merger Sub'), and the Company. The Merger and certain proposed transactions incident thereto are described in the Registration Statement (as defined in the Merger Agreement), which includes the Joint Prospectus/Proxy Statement of Buyer and the Company. Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreement or the exhibits thereto or in the Tax Representation Letters (as defined below). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the 'Code').



    You have requested our opinion regarding certain federal income tax consequences of the Merger. In connection with rendering this opinion, we have assumed and relied upon (without any independent investigation):



        1. The truth and accuracy of the statements, covenants, representations and warranties contained in the Merger Agreement, in the representations contained in the letters received by us from Company and Buyer dated as of November 8, 2001 (the 'Tax Representation Letters') and in the Registration Statement;



        2. Consummation of the Merger in accordance with the Merger Agreement, without any waiver, breach or amendment of any material provisions of the Merger Agreement, the effectiveness of the Merger under applicable state law, and the performance of all covenants contained in the Merger Agreement and the Tax Representation Letters without waiver or breach of any material provisions thereof;



        3. The accuracy of any representation or statement made 'to the knowledge of' or similarly qualified without such qualification, and as to all matters in which a person or entity is making a representation, that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement inconsistent with such representation, and there is no such plan, intention, understanding, or agreement inconsistent with such representation;



        4. The authenticity of original documents (including signatures), conformity to the originals of documents submitted to us as copies, and due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;



        5. The absence of any occurrence since the date of the Tax Representation Letters, which change or could have caused any of the declarations and representations contained in those letters to be untrue, incorrect or incomplete in any respect at any time since that date;



        6. As to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intention, understanding or agreement and such action will not be taken;



        7. The shareholders of Company do not, and will not on or before the Closing Date, have an existing plan or intent to dispose of an amount of Buyer stock to be received in the Merger (or to dispose of Company stock in anticipation of the Merger) such that the shareholders of Company will not receive and retain a meaningful continuing equity ownership in Buyer that is sufficient to satisfy the continuity of interest requirement as specified in Treas.





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ISPSoft Inc.
November 8, 2001
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    Reg. 'SS'1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions;



        8. Except as provided in the Merger Agreement, to the extent any expenses relating to the Merger (or the 'plan of reorganization' within the meaning of Treas. Reg. 'SS'1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; any expenses paid on behalf of Company shareholders will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Company shareholders in exchange for their shares of Company stock;



        9. No Company shareholder guaranteed any Company indebtedness outstanding during the period immediately prior to the Merger;



        10. At all relevant times including as of the Closing Date, for federal income tax purposes, other than indebtedness relating to the notes payable of Company described in Section 1.10 of the Merger Agreement with respect to which we have made no assumptions, (i) all indebtedness on the financial statements of Company is valid indebtedness; (ii) no outstanding indebtedness of Buyer or Company has or will represent equity for tax purposes; (iii) no outstanding equity of Buyer or Company has or will represent indebtedness for tax purposes; and (iv) no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire Company stock (or to share in the appreciation thereof) constitutes or will constitute 'stock' for purposes of
    Section 368 of the Code;



        11. For United States federal income tax purposes, the Loans made to Company by Buyer, as evidenced by the promissory notes issued by Company to Buyer on June 26, 2001, September 26, 2001, and November 5, 2001, are valid indebtedness of Company, the proceeds of which will be paid to creditors in connection with the Merger, which indebtedness, upon consummation of the Merger, will be assumed by Buyer (and which indebtedness will be repaid to Buyer in the event the Merger is not consummated);



        12. Buyer will adjust the Merger consideration to be payable in Buyer common stock as required by Section 1.14 of the Merger Agreement, if applicable;



        13. The fair market value of one share of Buyer common stock on the Closing Date will be no less than $1.00;



        14. The aggregate fair market value of the Buyer common stock receivable by the Company shareholders, both as of the Closing Date and after accounting for any post-closing issuances of merger consideration pursuant to Section 1.11 of the Merger Agreement or otherwise, in exchange for Company stock will be equal to or greater than forty-five percent (45%) of the total merger consideration to be received by the Company shareholders with respect to their holdings of Company stock or instruments that are treated as Company equity for federal income tax purposes;



        15. The total Merger consideration payable by Buyer to Company shareholders will not be reduced pursuant to Section 1.12 of the Merger Agreement;



        16. None of the Escrow Shares will be returned by Buyer; and



        17. The Merger will be reported by Buyer and Company on their respective federal income tax returns in a manner consistent with the opinion set forth below.



    Based upon the foregoing, we are of the opinion that (a) the Merger more likely than not will constitute a reorganization within the meaning of Section 368(a), and (b) the discussion contained in the Registration Statement under the caption 'The Merger -- Material United States Federal Income Tax Considerations,' subject to the limitations, qualifications and assumptions described therein, sets forth the material United States Federal income tax consequences applicable





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ISPSoft Inc.
November 8, 2001
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to the Company's stockholders in the Merger. Because this opinion is being delivered prior to the Closing Time, it must be considered prospective and dependent on future events.



    This opinion represents our best judgment regarding the application of Federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or a retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the Federal income tax laws. If any one of the statements, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.



    This opinion addresses only the matters described above, and does not address any other Federal, state, local or foreign tax consequences that may result from the Merger or any other transaction undertaken in connection with the Merger.



    This opinion is rendered only to you and is solely for your benefit in connection with filing the Registration Statement with the Securities and Exchange Commission. This opinion may not be relied upon for any other purpose or by any other person or entity, and may not be furnished to, quoted to or by or relied upon by any other person or entity, without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption 'The Merger -- Material United States Federal Income Tax Consequences' in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term 'experts' as used in the Securities Act of 1933, as amended.



                                          Very truly yours,



                                               /s/ GUNDERSON DETTMER STOUGH
                                                        VILLENEUVE
                                                FRANKLIN & HACHIGIAN, LLP


                                           .....................................
                                           Gunderson Dettmer Stough Villeneuve
                                                Franklin & Hachigian, LLP